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                                                                EXHIBIT 2.k.(vi)

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                            FUND INDEMNITY AGREEMENT

                                      Among

                           CNET INVESTMENTS II, INC.

                            THE CHASE MANHATTAN BANK,
                          for Itself and Its Affiliate

                                       and

                  NBCi AUTOMATIC COMMON EXCHANGE SECURITY TRUST

                        --------------------------------

                          Dated as of February __, 2000

                        --------------------------------


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                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----

                                    ARTICLE I

                          DEFINITIONS; INTERPRETATION
Section 1.1. Defined Terms........................................................1
Section 1.2. Interpretation.......................................................2

                                   ARTICLE II

                               PAYMENTS BY SELLER

Section 2.1. Agreement to Pay Indemnification Expenses............................2
Section 2.2. Condition to Payments................................................3

                                   ARTICLE III

                   CERTAIN AGREEMENTS OF THE SERVICE PROVIDER

Section 3.1. Statements and Reports...............................................3
Section 3.2. Amendments...........................................................3
Section 3.3. Payment to ChaseMellon Shareholder Services, L.L.C...................3

                                   ARTICLE IV

                                 MISCELLANEOUS

Section 4.1. Term of Contract.....................................................4
Section 4.2. No Assumption of Liability...........................................4
Section 4.3. Notice...............................................................4
Section 4.4. Governing Law; Severability..........................................4
Section 4.5. Entire Agreement.....................................................4
Section 4.6. Amendments; Waivers..................................................5
Section 4.7. Non-Assignability....................................................5
Section 4.8. No Third Party Rights; Successors and Assigns........................5
Section 4.9. Counterparts.........................................................5




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                            FUND INDEMNITY AGREEMENT

     FUND INDEMNITY AGREEMENT, dated as of February __, 2000, among CNET Investments II, Inc., a Delaware corporation (the "Seller"), The Chase Manhattan Bank (the "Service Provider"), for itself in its capacities as Administrator, Custodian and Collateral Agent and for its affiliate, ChaseMellon Shareholder Services, L.L.C., in its capacity as Paying Agent for NBCi Automatic Common Exchange Security Trust, a trust organized under the laws of the State of New York under and by virtue of an Amended and Restated Trust Agreement, dated as of February __, 2000 (such trust and the trustees thereof acting in their capacity as such being referred to in this Agreement as the "Trust"), and the Trust.

                                   WITNESSETH:

     WHEREAS, the Trust is a trust organized under the laws of the State of New York under and by virtue of the Amended and Restated Trust Agreement, dated as of February __, 2000 (the "Trust Agreement"); and

     WHEREAS, Seller desires to make provision for the payment of certain indemnification expenses of the Trust;

     NOW, THEREFORE, the parties to this Agreement, intending to be bound, agree as follows:

                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

     Section 1.1. Defined Terms.

     (a) Capitalized terms used and not otherwise defined in this Agreement have the respective meanings specified in the Trust Agreement.

     (b) As used in this Agreement, the following terms have the following meanings:

          "Agreement" means this Fund Indemnity Agreement.

          "Claimant" has the meaning specified in Section 2.1(b).

          "Indemnification Expenses" has the meaning specified in Section
     2.1(a).

          "Seller" has the meaning specified in the preamble to this Agreement.

          "Service Provider" has the meaning specified in the preamble to this Agreement.

          "Trust" has the meaning specified in the preamble to this Agreement.




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          "Trust Agreement" has the meaning specified in the recitals to this
     Agreement.

     Section 1.2. Interpretation.

     (a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference is to Articles or Sections of, or Exhibits or Schedules to, this Agreement unless otherwise indicated.

     (b) The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

     (c) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     (d) Any reference to any statute, regulation or agreement is a reference to such statute, regulation or agreement as supplemented or amended from time to time.

                                   ARTICLE II

                               PAYMENTS BY SELLER

     Section 2.1. Agreement to Pay Indemnification Expenses.

     (a) Seller agrees to pay to and indemnify the Trust, and hold the Trust harmless from, any expenses of the Trust arising under Section 2.2(g) or 3.4 of the Administration Agreement, Section 8.1(a)(v) of the Collateral Agreement,
Section 3.5 or 3.6 of the Custodian Agreement, Section 5.6 of the Paying Agent Agreement and the last sentence of Section 7.6 of the Trust Agreement (collectively, "Indemnification Expenses"). Subject to Section 2.1(b), Seller shall pay any Indemnification Expense in Federal (immediately available) funds no later than five Business Days after the receipt by Seller, pursuant to
Section 2.1(b), of written notice of any claim for Indemnification Expenses.

     (b) The Trustees shall give notice to, or cause notice to be given to, Seller in writing of any claim for Indemnification Expenses or any threatened claim for Indemnification Expenses immediately upon their acquiring knowledge of such claim. Such written notice shall be accompanied by any demand, bill, invoice or other communication received from any third party claimant (a "Claimant") in respect of such Indemnification Expense.



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     (c) The Trust agrees that Seller may, and Seller is authorized on behalf of the Trust to, contest in good faith with any Claimant any amount contained in any claim for Indemnification Expense, provided that if, within such time period as the Trust shall determine to be reasonable, Seller and such Claimant are unable to resolve amicably any disagreement regarding such claim for Indemnification Expense, Seller shall retain counsel reasonably satisfactory to the Trust to represent the Trust in any resulting proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. It is understood that Seller shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel). Seller shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the Claimant, Seller agrees to indemnify the Trustees and the Trust from and against any loss or liability by reason of such settlement or judgment.

     Section 2.2. Condition to Payments. Seller's obligations under Section 2.1 shall be subject to the condition that the Securities that are deliverable under the Underwriting Agreement at the First Time of Delivery shall have been issued and paid for at the First Time of Delivery.

                                   ARTICLE III

                   CERTAIN AGREEMENTS OF THE SERVICE PROVIDER

     Section 3.1. Statements and Reports.

     (a) The Service Provider shall

          (i) collect and safekeep all demands, bills, invoices or other written communications received from third parties in connection with any claim for Indemnification Expenses; and

          (ii) prepare and maintain adequate books and records showing all receipts and disbursements of funds in connection therewith.

     (b) Seller shall have the right to inspect and to copy, at its expense, all such documents, books and records at all reasonable times and from time to time during the term of this Agreement.

     Section 3.2. Amendments to Other Agreements. The Service Provider agrees that it will not consent to any amendment of the Administration Agreement, the Custodian Agreement or the Collateral Agreement without the prior written consent of Seller.

     Section 3.3. Payment to ChaseMellon Shareholder Services, L.L.C. The Service Provider agrees that it shall pay over to ChaseMellon Shareholder Services, L.L.C. that portion of the payments made to the Service Provider under this Agreement that is due



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and payable to ChaseMellon Shareholder Services, L.L.C. in connection with its role as Paying Agent for the Trust.

                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.1. Term of Contract. This Agreement shall continue in effect until the completion of the liquidation of the Trust in accordance with Section 8.3(c) of the Trust Agreement.

     Section 4.2. No Assumption of Liability. By executing this Agreement, none of the Trustees assumes any personal liability under this Agreement.

     Section 4.3. Notices.

     (a) All notices and other communications provided for in this Agreement, unless otherwise specified, shall be in writing and shall be given at the addresses set forth in the following sentence or at such other addresses as may be designated by notice duly given in accordance with this Section 4.3 to each other party to this Agreement. Until such notice is given, (i) notices to Seller shall be directed to it at CNET Investments II, Inc., 150 Chestnut Street, San Francisco, California 94111, Telecopier No. (415) 395-9330, Attention: Chief Executive Officer; (ii) notices to the Service Provider (for itself or for the Paying Agent) shall be directed to it at The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Telecopier No. (212) 946-3638, Attention:
Pledged Asset Control Services; and (iii) notices to the Trust or the Trustees shall be directed to the Trustees at 850 Library Avenue, Suite 204, Newark, Delaware 19715, Telecopier No. (302) 738-6680, Attention: Donald J. Puglisi or the applicable Trustee.

     (b) Each notice given pursuant to Section 4.3(a) shall be effective (i) if sent by certified mail (return receipt requested), 72 hours after being deposited in the United States mail, postage prepaid or five days after being deposited in the mail of another country, postage prepaid; (ii) if given by telex or telecopier, when such telex or telecopied notice is transmitted (with electronic confirmation of transmission or verbal confirmation of receipt); or
(iii) if given by any other means, when delivered at the address specified in this Section 4.3.

     Section 4.4. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions contained in this Agreement unenforceable or invalid.

     Section 4.5. Entire Agreement. Except as expressly set forth in this Agreement, this Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.



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     Section 4.6. Amendments; Waivers. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retrospectively or prospectively) if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Seller, the Service Provider and the Trust or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies in this Agreement provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 4.7. Non-Assignability. This Agreement and the rights and obligations of the parties under this Agreement may not be assigned or delegated by either party without the prior written consent of the other party, and any purported assignment without such consent shall be void.

     Section 4.8. No Third Party Rights; Successors and Assigns. This Agreement is not intended and shall not be construed to create any rights in any person other than the Seller, the Service Provider, the Trust and their respective successors and assigns and no person shall assert any rights as third party beneficiary under this Agreement. Whenever any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements in this Agreement contained by or on behalf of the Seller, the Service Provider, the Trust shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of the Service Provider and its successors and assigns.

     Section 4.9. Counterparts. This Agreement may be executed, acknowledged and delivered in any number of counterparts, each of which shall be an original, but all of which shall constitute a single agreement, with the same effect as if the signatures on each such counterpart were upon the same instrument.



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     IN WITNESS WHEREOF, the parties have caused this Fund Indemnity Agreement to be duly executed and delivered as of the first date set forth above.

                                           CNET INVESTMENTS II, INC.

                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:

                                           THE SERVICE PROVIDER:

                                           THE CHASE MANHATTAN BANK,
                                           as Service Provider

                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:

                                           THE TRUST:

                                           AMDOCS AUTOMATIC COMMON EXCHANGE
                                           SECURITY TRUST

                                           By:
                                              ---------------------------------
                                              Donald J. Puglisi,
                                              as Trustee

                                           By:
                                              ---------------------------------
                                              William R. Latham III,
                                              as Trustee

                                           By:
                                              ---------------------------------
                                              James B. O'Neill,
                                              as Trustee



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